Vertex Energy, Inc. 8-K

Exhibit 99.2

VERTEX ENERGY, INC.

CLAWBACK AND FORFEITURE POLICY

Effective as of December 12, 2022 (the “Effective Date”), this Clawback and Forfeiture Policy (the “Policy”) of Vertex Energy, Inc. (”Vertex”), as adopted by Vertex’s Board of Directors, is as follows.

1.            Definitions. For purposes of this Policy the following terms shall have the meanings set forth below:

1.1.        “Affiliate” means any entity, individual, firm, or corporation, directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with Vertex.

1.2.         “Award” means any specific award of Incentive Compensation.

1.3.         “Board” means the Board of Directors of Vertex.

1.4.         “Cause” has the meaning given to such term in any employment or consulting agreement between the employee and the Company, or if there is not then any employment or consulting agreement in place between the employee and the Company, means (1) the continued failure by the employee to substantially perform his/her duties; (2) commission of, or participation in, intentional acts of fraud or dishonesty that in either case results in material harm to the reputation or business of the Company; (3) the conviction of a crime involving dishonesty or breach of trust, conviction of a felony, or commission of any act that makes the employee ineligible for continued employment; (4) the employee’s violation of the Company’s written policies including but not limited to the Company’s Code of Ethical Business Conduct and Whistleblower Protection Policy, Insider Trading Policy, or employee handbook, each as amended from time to time; (5) the employee’s breach in any material respect of a restrictive covenant set forth in any agreement between the employee and Vertex, including, but not limited to any employment agreement, and including, but not limited to those relating to confidentiality or relating to restrictive covenants or any statutory duty the employee owes to the Company, that results in material harm to the business of the Company or to the reputation or business of the Company; (6) the employee’s conduct that constitutes gross insubordination or habitual neglect of duties and that in either case results in material harm to the business of the Company; or (7) the employee’s intentional, material refusal to follow the lawful directions of the Board, the Company’s Chief Executive Officer, or his or her direct manager (other than as a result of physical or mental illness). For the avoidance of doubt, an event or conduct constituting Cause could arise, or be discovered by the Company, before or after the employee’s termination of employment.

1.5.         “Committee” means the Compensation Committee of the Board or such other committee as designated by the Board.

1.6.         “Company” means Vertex, a Nevada corporation, and its Affiliates.

1.7.        “Covered Employee” means each current or former (a) Executive Officer of the Company; and (b) each employee who has been designated as a Covered Employee by the Committee, based on his or her role, responsibilities, or activities, in each case under criteria established by the Committee from time to time.

Vertex Energy, Inc.

Clawback and Forfeiture Policy

1.8.         “Exchange Act” means the Securities Exchange Act of 1934, as amended.

1.9.         “Executive Officer” means (a) each “officer,” as defined in Rule 16a-1 under the Exchange Act, and (b) any executive officer as designated by the Board to be subject to Section 16 of the Securities Exchange Act of 1934, as amended.

1.10.       “Incentive Compensation” means all incentives, whether paid in cash or in equity that are awarded, granted, earned, vested or paid to an employee, including, but not limited to bonuses.

1.11.       “Performance Conditions” has the meaning set forth in Section 2.2 of the Policy.

2.           Authority to Claw back, Cancel, or Forfeit Incentive Compensation. The Committee shall be authorized to claw back, cancel, or forfeit Incentive Compensation from employees, including former employees of the Company, to the extent permitted by applicable law, in the following circumstances:

2.1.        Cash-Based Incentive Compensation. The Committee may claw back of all or part of any cash-based Incentive Compensation (“cash incentive”) previously paid to a Covered Employee to the extent that:

2.1.1.     The amount of the cash incentive was based upon the achievement of certain financial results that were subsequently reduced due to a financial restatement (public restatement) or was based upon one or more materially inaccurate performance metrics; or

2.1.2.     The Covered Employee engaged in willful misconduct or gross negligence that caused material financial or reputational harm to the Company.

2.2.        Other Incentive Compensation. The Committee may (a) claw back all or a portion of any previously vested or paid non-cash Award; or (b) cause a performance adjustment, including the forfeiture or cancellation, of all or a portion of any unpaid or unvested Award, if the Committee, or such other designee as referenced above, determines, in its discretion, that any one of the following “Performance Conditions” has occurred:

2.2.1.     The employee engages in: (a) misconduct or commits an error that, in each case, causes material financial or reputational harm to the Company or to the employee’s business group; or (b) for purposes of a cancellation or forfeiture (but not for clawback), any conduct that constitutes Cause;

2.2.2.     The amount of the Award was based upon the achievement of certain financial results that were subsequently reduced due to a financial restatement (public restatement) or was based upon one or more materially inaccurate performance metrics; or

2.2.3.     In connection with the employee’s job responsibilities, (a) failure through willful misconduct or gross negligence of the employee, including in a supervisory capacity, to identify, escalate, monitor, or manage, in a timely manner risks material to the Company or to the employee’s business group in accordance with Company policies and procedures (as applicable) or (b) the Company or the employee’s business group suffers a material failure of risk management.

The Committee may consider any factors it determines necessary or appropriate in determining whether any of the aforementioned conditions apply and in determining whether a clawback or a performance adjustment, including forfeiture or cancellation, is appropriate and the amount thereof based on the particular facts and circumstances. All determinations by the Committee will be final and binding, subject to the dispute resolution terms of any employment agreement (or in the absence of an employment agreement under applicable law) in the event of a challenge by an affected employee.

Vertex Energy, Inc.

Clawback and Forfeiture Policy

In addition, the Company may dismiss the employee, authorize legal action, or take such other action to enforce the employee’s obligations to the Company as the Company may deem appropriate based on the particular facts and circumstances. The Company in determining the appropriate action, may but shall not be required to take into account penalties or punishments imposed by third parties, such as law enforcement agencies, regulators or other authorities. The Company’s power to determine the appropriate remedial action with respect to the employee is in addition to, and not in replacement of, remedies imposed by such third-party entities.

3.           Method of Clawback. The Committee, in its discretion, shall determine whether the Company shall effect a clawback (subject to applicable law) by (a) seeking repayment from the employee, (b) reducing the amount that would otherwise be payable to the employee under any compensation, bonus, incentive, equity or other benefit plan, agreement, policy or arrangement maintained by the Company, (c) canceling any unpaid or unvested Incentive Compensation previously awarded to the employee, (d) withholding compensation including grants of compensatory or equity awards, that otherwise would have been paid or made in accordance with the Company’s compensation practices, commitments, or decisions, or (e) any combination of the foregoing.

4.           Delegation of Authority. Any power of the Committee under this Policy may be exercised, except with respect to Executive Officers, by a duly authorized delegate of the Committee.

5.           Interpretation.

5.1.        The Committee has full authority to make determinations regarding the interpretation of the provisions of this Policy.

5.2.        This Policy is applicable to all Incentive Compensation vested, unvested, paid, awarded or granted after the Effective Date.

5.3.        In the event of any conflict between the terms of this Policy and the terms of any Company plan, agreement, policy or arrangement under which Incentive Compensation has been granted or awarded, the terms of this Policy shall prevail.

5.4.        To the extent Section 409A of the Internal Revenue Code is applicable to any Award, this Policy does not authorize any offset or substitution that would not comply with such Section.

5.5.        This Policy shall be interpreted in a manner that is consistent with any applicable rules or regulations adopted by the Securities and Exchange Commission and the Nasdaq Stock Market pursuant to Section 10D of the Securities Exchange Act of 1934 or otherwise (the “Applicable Rules”) and any other applicable law and shall otherwise be interpreted (including in the determination of amounts recoverable) in the business judgment of the Committee. To the extent the Applicable Rules require recovery of incentive-based compensation in additional circumstances besides those specified above, nothing in this Policy shall be deemed to limit or restrict the Company’s right or obligation to recover incentive-based compensation to the fullest extent required by the Applicable Rules. This Policy shall be deemed to be automatically amended, as of the date the Applicable Rules become effective with respect to the Company, to the extent required for this Policy to comply with the Applicable Rules, and any such amendment shall apply to Incentive Compensation granted either before or after that amendment to the extent the Applicable Rules so require.

Vertex Energy, Inc.

Clawback and Forfeiture Policy

6.            Amendment or Termination. The Board or the Committee shall have the right to amend or cancel this Policy at any time if it determines in its sole discretion that such action would be in the best interests of the Company or would be required to comply with any applicable law or regulation, including, but not limited to any requirement of The Nasdaq Capital Market, and any such amendment will apply to Incentive Compensation granted on or after the effective date of that amendment. Nothing in this Policy will be deemed to limit or restrict the Company from providing for forfeiture or repayment of compensation (including Incentive Compensation) under circumstances not set forth in this Policy.

7.            Limitations. The authority set forth in Section 2 of this Policy shall be limited to the extent that it would violate any applicable statute or government regulation or, unless otherwise required by applicable statute or government regulation, (1) result in substantial adverse tax or accounting consequences for the Company, (2) prejudice the Company’s interests in any related proceeding or investigation, or (3) reasonably result in expenses that exceed the amount that would be forfeited and/or recouped in exercising such authority. In each case, the Committee will determine the extent of such limitation in its sole discretion. Nothing in this Policy will limit in any respect (i) the Company’s right to take or not to take any action with respect to any Covered Employee or any other person’s employment or (ii) the obligation of the Chief Executive Officer or the Chief Financial Officer to reimburse the Company in accordance with Section 304 of the Sarbanes-Oxley Act of 2002, as amended.

8.            Acknowledgement by Covered Employees. The Committee or its delegate shall provide notice and seek written acknowledgement of this Policy from each Covered Employee as soon as practicable after the later of (i) the Effective Date and (ii) the date on which the employee is designated as a Covered Employee; provided, however, that failure to obtain such acknowledgement shall have no impact on the enforceability of this Policy.

9.            Accountability A Covered Employee subject to clawback shall pay any outstanding amount requested to be repaid under this Policy within 30 days of being notified by the Company and is responsible for promptly, upon request, signing any documents as may be required to effect any of the provisions in this Policy.

10.          Severability. If any provision of this Policy or its application to any Covered Employee shall be adjudicated to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Policy, and the invalid, illegal or unenforceable provision shall be deemed amended to the minimum extent necessary to render any such provision or application enforceable.

Vertex Energy, Inc.

Clawback and Forfeiture Policy